                                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025, 333-88451, 333-52162, 333-52166 and 333-74820) and Forms S-3 (Nos. 333-14549, 333-23193, 333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and 333-84017) of Talk America Holdings, Inc. and its Subsidiaries of our report dated February 3, 2004, except for Note 14, as to which date is February 27, 2004, and Note 16, as to which date is March 25, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A (Amendment No. 2).

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2005